EXHIBIT 10.10

                                    GERODISC

                               TECHNOLOGY TRANSFER
                              AND LICENSE AGREEMENT

         THIS AGREEMENT is effective on March 31, 1997, and is by and between ASHA CORPORATION, a Delaware corporation with an office and place of business at 600 C Ward Drive, Santa Barbara, California 93111 ("ASHA"), and STEYR-DAIMLER-PUCH FAHRZEUGTECHNIK, AG & KOKG, an Austrian corporation with an office and place of business at 317 Liebenauer Haupstrasse, Graz, Austria A-8041 ("STEYR").

                                    RECITALS

     A. ASHA developed and owns certain technology and patents and patent applications relating to hydromechanical limited slip mechanisms adapted for use in couplings, differentials, drive axles, transaxles, and transfer cases. These hydromechanical limited slip mechanisms are known as GERODISC technology.

     B. STEYR wishes to obtain information relating to GERODISC technology and licenses under ASHA patents to use the technology throughout the world.

     C. ASHA is willing to furnish technology and grant certain licenses to STEYR in accordance with the terms and conditions of this Agreement.

                              TERMS AND CONDITIONS

1. TECHNOLOGY TRANSFER

     A. Within one month after the Effective Date of this Agreement, ASHA will transfer to STEYR the technical information relating to GERODISC mechanisms in applications of [THIS INFORMATION HAS BEEN OMITTED AS CONFIDENTIAL AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] that ASHA has in tangible form. This technical information will include drawings, specifications, engineering data, bills of materials, process sheets, computer programs and software, and quality standards.

     B. ASHA will provide reasonably required assistance to STEYR during the period of three years immediately following the Effective Date to assist STEYR in understanding and applying the technical information of the preceding section.

     C. From time to time during the term of this Agreement up to the fifth anniversary of the effective date, ASHA will transfer to STEYR developments in GERODISC mechanisms that are made by ASHA free of charge to Steyr.

     D. ASHA hereby grants to STEYR License rights, as defined in section 3 of this Agreement, to use the technical information transferred pursuant to this section to design and develop GERODISC mechanisms for [THIS INFORMATION HAS BEEN OMITTED AS CONFIDENTIAL AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] limited to those OEM's named in Section 3.A of this Agreement, to make, have made, use, sell, and service GERODISC mechanisms for rear axles, transaxles, couplings and center differentials.

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2. CONFIDENTIALITY

     A. Each party covenants that it and its employees, agents, and contractors will keep secret and retain in strictest confidence, the technical information relating to GERODISC mechanisms transferred to it by the other party and other matters relating to the business of the other party that it acquires in the course of activities pursuant to this Agreement, for the term of this Agreement and for a period of five years after expiration or termination of this Agreement.

     B. Neither party shall have any obligation under the preceding subsection for information that:

          (1)  it knew at the time of the transfer,

          (2)  it shows to be publicly known through no wrongful act of itself,

          (3) it receives from a third party that has the right to transfer the information,

          (4)  the  other   party   furnishes   to  any  third   party   without
               restrictions,

          (5)  it independently develops,

          (6)  is approved for disclosure by the other party,

          (7) is required by court order to be disclosed, in which case the party receiving notice thereof shall provide prompt notice to the other party so that such party may seek an appropriate protective order or take such other action as it deems appropriate to protect its information.

     C. Notwithstanding the foregoing, STEYR may furnish information transferred to it by ASHA in the course of activities under this Agreement to its customers and potential customers that agree to handle the information in accordance with provisions equivalent to those of Section 2.A and 2.B.

3. LICENSES

     A.   ASHA hereby grants to STEYR  non-exclusive  licenses under the patents listed in Attachment A, and patents issuing from the patent applications listed in Attachment A, to design, develop, make, have made, use, and sell GERODISC mechanisms for the following Original Equipment Manufacturers (OEM's) in the following GERODISC applications for original equipment components and service and replacement components throughout the world. The grant of this section includes divisions, reissues, continuations, renewals, and extensions of the patents:

[THIS INFORMATION HAS BEEN OMITTED AS CONFIDENTIAL AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]

     B. ASHA hereby grants to STEYR non-exclusive licenses under patents obtained by ASHA and/or its Licensees, who are parties to Grant Back


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          Agreements, during the term of this Agreement that are improvements to
          GERODISC mechanisms covered by the patents and patent applications listed in Attachment A, to make have made, use, and sell GERODISC mechanisms limited to those OEM's of Section 3.A above. The grant of this section includes divisions, reissues, continuations, renewals, and extensions of the patents.

     C. The licenses of this Section shall extend to the last to expire of the patents licensed under this Section.

     D. From time to time during the term of this Agreement STEYR may elect to broaden the license grants of Section 3.A above, and ASHA agrees to convey such rights to STEYR upon terms and conditions to be agreed to by STEYR and ASHA on a case by case basis. STEYR shall have the right to request broader rights in any form commensurate with STEYR's business objectives. Rights to be conveyed in the future to STEYR are not reserved and are based upon the availability of such rights with respect to the prior rights of other ASHA licensee's.

     E. ASHA hereby warrants that ASHA shall not convey any license or proprietary rights to any European OEM for any GERODISC application licensed by STEYR under the terms of this Agreement for a period of thirty-six (36) months from the effective date of this Agreement. This limitation shall apply to specific platform applications to which STEYR has engaged in a GERODISC development and has so notified ASHA in writing.

4. FEES, ROYALTIES, AND REPORTS

     A. STEYR will pay ASHA a lump sum fee in accordance with the following schedule:

          (1)  $1,000,000 / USD on the Effective Date of this Agreement.

     B.   The fees of Section 4.A are committed and irrevocable.

     C. During the term of this Agreement, STEYR will pay ASHA a royalty not to exceed the royalty specified in the following table for each GERODISC mechanism sold or transferred by STEYR that (i) embodies any of the technical information transferred to STEYR pursuant to Section 1 of this Agreement which is proprietary to ASHA, or (ii) is covered by a claim of any of the patents of Section 3 of this Agreement which has not been declared invalid by a court with jurisdiction over such matters.

[THIS INFORMATION HAS BEEN OMITTED AS CONFIDENTIAL AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]

     D. The royalty fees are due and payable upon sale or transfer of the GERODISC mechanisms by STEYR. STEYR shall calculate the royalty fees for each six-month (6-month) period and royalty fees are due and payable to ASHA one month after the end of each six-month period during the term of this Agreement and the two year period immediately following expiration or early termination of this Agreement. STEYR shall accompany each payment with a written statement showing by application the number of GERODISC mechanisms manufactured during the preceding six month period, the number of GERODISC mechanisms sold during the same six month period, and a


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

          computation of the amounts payable. STEYR may take appropriate credits for returned goods. If no payment is due for any six month period, STEYR shall render to ASHA a written statement to such effect in accordance with the timing of this subsection. In the event that STEYR has manufactured GERODISC mechanisms prior to the date of any expiration or termination of this Agreement, but has not sold those mechanisms prior to such date, STEYR will pay the royalty fees of this section upon sale or transfer thereof.

     E. STEYR shall keep true books of account consistent with generally accepted accounting principles that contain an accurate record of all data necessary for the determination of the royalty fees payable under this section. At any time during the three year period following any written statement of the previous, ASHA may examine STEYR's books of account at reasonable times and upon reasonable advance notice during normal working hours for the purpose of independently calculating the royalty fees due and payable to ASHA.

     F. In no event shall STEYR be required to pay royalties based solely upon a patent claim which has been held invalid by the decision, unappealed or unappealable, of a court of competent jurisdiction.

5. REPRESENTATIONS AND WARRANTIES

     A. ASHA represents and warrants that technical information transferred to STEYR and patents licensed to STEYR hereunder, excluding any material deviations made by STEYR to processes or hardware that are based on ASHA's technology or patents, do not infringe any enforceable right of any other party and that ASHA has not received any notice or claim of infringement with respect thereto. If ASHA, during the term of this Agreement, receives any such notice or claim, it will promptly provide a copy thereof to STEYR and the parties will meet as soon as practicable thereafter to discuss and solve the matter in accordance with Section 6.

     B. ASHA and STEYR each represent and warrant that it has the legal power and authority to enter into this Agreement and that it has not made any commitments to others inconsistent with or in derogation of its obligations under this Agreement. ASHA represents and warrants that ASHA has rights of ownership to technical information transferred to STEYR under Section 1 and is the owner of the patents and patent applications listed in Attachment A.

     C.   ASHA makes no other express or implied representations or warranties.

6. LITIGATION

     A. If STEYR receives notice of a claim for infringement of a third party's rights in respect to GERODISC mechanisms manufactured and/or sold by STEYR, STEYR shall notify ASHA and provide ASHA with all information which it has relating to the such claim at the time of sending such notice. STEYR shall defend all such claims at it expense in a timely and good-faith manner, and ASHA shall cooperate with and provide assistance to STEYR in its defense of any such claim, excet that should such claim involve the patents of ASHA, and not any productionized applications of ASHA's technology, ASHA will defend such claim at its expense in a timely and good-faith manner,


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

          and STEYR will cooperate with and provide assistance to ASHA in its defense of any such claim.

     B. If STEYR believes that a third party has unlawfully manufactured, used or sold GERODISC mechanisms infringing and licensed patent or rights to proprietary data, STEYR shall immediately notify ASHA and provide as many facts as STEYR has to support its belief, and ASHA shall cooperate with and provide assistance to STEYR in pursuing any such infringement. STEYR is empowered:

          (1) to bring suit in its own name or, if required by law, jointly with ASHA, for such infringement of the licensed patents or rights to proprietary data; and

          (2) in any such suit, to enjoin infringement, to settle with ASHA's consent which shall not be unreasonably withheld, and to collect damages, settlements and awards of whatever nature recoverable for such infringement. STEYR shall pay to ASHA fifty percent
               (50%) of any recovery, after deduction of STEYR's reasonable attorney fees and costs actually paid by STEYR and after reimbursement to ASHA of ASHA's reasonable attorney fees and costs actually paid by ASHA.

     C. In the event ASHA shall bring to the attention of STEYR any infringement of the licensed patents or proprietary data by a third party, and STEYR shall not, within six (6) months:

          (1)  secure cessation of the infringement; or

          (2)  file suit against the infringer; or

          (3) provide ASHA with evidence of the pendency of bona fide negotiations for settlement, then ASHA shall have the right to sue for the infringement at ASHA's own expense, and to collect for its own use all damages, profits and awards of whatever nature recoverable for such infringement. ASHA shall pay to STEYR fifty percent (50%) of any recovery, after deduction of ASHA's reasonable attorney fees and costs actually paid by ASHA and after reimbursement to STEYR of STEYR's reasonable attorney fees and costs actually paid by STEYR.

7. TERMINATION

     A. Unless otherwise terminated as provided below, this Agreement shall run to the end of the life of the last to expire of the licensed patents, and shall then expire.

     B.   STEYR may  terminate  this  Agreement  at will at any time upon thirty
          (30) days prior written notice thereof to ASHA.

     C. If either ASHA or STEYR is in material default of any obligation under this Agreement, the non-defaulting party, at its option, may give written notice specifying the material default or defaults and indicating its intention to terminate this Agreement in thirty (30) days. Unless the defaulting party has cured the default or defaults within the thirty (30) day period, this Agreement shall automatically terminate upon the expiration of the thirty (30) day period.


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

     D. This Agreement hereunder may be terminated by ASHA by providing written notice to STEYR if:

          (1) STEYR files a petition or application for bankruptcy under the codes of any national insolvency laws having similar effect; or

          (2)  a receiver is appointed for STEYR's business; or

          (3)  STEYR makes an assignment for the benefit of creditors.

     E. Upon termination of this Agreement STEYR shall cease manufacturing and selling products covered by one or more claims of the licensed patents, except to the extent reasonably necessary to fulfill contracts in effect on the date of termination.

     F. Upon termination of this Agreement in accordance with Section 7.B, 7.C or 7.D, the following obligations will continue:

          (1) STEYR's obligation to allow ASHA to inspect STEYR's books of account for the period during which royalties are payable; and

          (2)  STEYR's  obligation  to pay  royalties  for the  period up to and
               including  the  effective  date  of   termination   for  GERODISC
               mechanisms manufactured and sold by STEYR:

               a.   in   fulfilling   contracts   in   effect  on  the  date  of
                    termination; and

               b.   during any period of default.

8. INDEMNITY

     A. STEYR shall indemnify, defend and hold ASHA, its affiliates, subsidiaries and employees harmless against and from all costs, expenses, liabilities and damages of any nature and kind, arising from claims for injury to person, or property arising out of STEYR's manufacture, use or sale of GERODISC mechanisms.

9. TRANSFERABILITY OF RIGHTS AND OBLIGATIONS

     A. This Agreement may not be assigned or transferred by either party, except in connection with the sale of the entire line of business relating to GERODISC mechanisms or an operating division of such party.

10. STEYR'S DEVELOPMENTS AND TRAINING

     A. ASHA and STEYR agree to keep each other regularly and fully informed about developments relating to the manufacture, use and sale of GERODISC mechanisms, including technical information and data relating thereto. Any such developments which are developed or owned by STEYR, whether or not patented or patentable, will be provided to ASHA in the form of an irrevocable, royalty-free, non-exclusive license, for the entire world. The grant to ASHA shall also carry the right to grant sublicenses to ASHA's other licensees; subject, however, to the conditions (i) that the sublicense shall not become effective for a period of two (2) years following the date of grant of the underlying license; (ii) that any such licensee has agreed to cross-licenses and\or grant-back terms with ASHA which


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

          are  substantially  equivalent  to those set forth in Section  10; and
          (iii) ASHA grants STEYR any such rights resulting from the above mentioned cross licenses.

     B. STEYR shall promptly notify ASHA in writing of any inventions or improvements which relate to any of the licensed patents or to the manufacture or use thereof, and in which STEYR is entitled to claim a proprietary right therein, including those inventions or improvements made by any employee of STEYR or by any contractor to whom STEYR has subcontracted work relating to the licensed patents. Within a period of one hundred and twenty (120) days after each such notification, STEYR shall elect by notifying ASHA in writing whether or not STEYR intends to file for patent protection on such invention or improvements, and specify the countries in which patents applications are to be filed. ASHA shall receive the license of Section 10.A for any such patent protection of STEYR. STEYR's failure to notify ASHA of an election to file for patent protection within the one hundred and twenty (120) day period shall constitute an election of STEYR not file for patent protection.

     B. In the event STEYR shall elect not to file for patent protection on any invention or improvements in any countries or to file on any inventions or improvements only in certain countries, ASHA shall have the right to file for patent protection in any and all countries which STEYR has not elected to file in; provided, however, that if ASHA so obtains patent rights in any country ASHA, at the request of STEYR, shall grant to STEYR a royalty-free, non-exclusive, irrevocable license under such patents consistent with the other terms of this Agreement for the full life of the patents.

     C. ASHA shall have the right to grant sublicenses under any license granted hereunder by STEYR without any obligation to pay any monies to STEYR, except as defined in 10.F.a of this Agreement.

     D. In any instance where STEYR is a proprietor but not the sole beneficial owner of any invention, improvement, or patent to which Sections 10.B and 10.C are applicable, it shall use all reasonable endeavors to obtain the consent of all others interested in the invention, improvement, or patent to STEYR performing its obligations as stipulated. STEYR shall also notify ASHA of any third parties that STEYR intends to have assist it in design, development, manufacture, use or sale of GERODISC mechanisms and shall use all reasonable endeavors to obtain an agreement of such third parties to assign any inventions, improvements or patents developed in the course of such assistance to STEYR.

     F. STEYR, to the best of its ability, shall obtain the assignment to STEYR from its employees or other persons under its control of all inventions and improvements relating to the licensed patents and GERODISC mechanisms which result from STEYR's activities under this Agreement, provided, however, STEYR shall not be obliged to give any consideration for such assignment, other than payment of the incidental costs thereof.

          (1) Should STEYR be required, by law or contract, to pay employees in order to obtain such assignments and if such cost are not fully recovered within the two year period prior to the requirement for Grant-Back license as in 10A. of this Agreement then STEYR may, upon adequate disclosure to ASHA of


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               its cost paid to employees for such assignments, charge a license fee sufficient to fully amortize such cost for a period not to exceed four years.

     G. ASHA will provide a minimum of (5) days of technical consultation per year, as well as reasonable and adequate assistance in connection with the initial technology transfer and application of such technology during the first two years of this Agreement. Each party shall bear its own costs with respect to travel of the parties to each other's location.

11. GENERAL

     A. Failure by either party to this Agreement to exercise or enforce or to insist upon the strict performance of any of the terms or conditions of this Agreement will not constitute a waiver of that party's rights to enforce each and every term and condition of this Agreement for any subsequent breach or default of the terms of this Agreement.

     B. All notices required or allowed to be given under this Agreement shall be given in writing and delivered by registered mail to a party at the address set forth above, or to such other addresses either party may instruct to the other party in writing, and any notice shall be deemed to be received ten (10) working days after mailing.

     C. This Agreement constitutes the entire Agreement between the parties relating to the subject matter of this Agreement. There are no terms, obligations, covenants, representations, statements or conditions other than those contained in this Agreement. No modifications of this Agreement or waiver of any of the terms or provisions of this Agreement will be deemed valid, unless in writing and signed by all parties to this Agreement.

     D. If a dispute arises between the parties relating to this Agreement, the following procedure shall be implemented before either party pursues other available remedies, except that either party may seek injunctive relief from a court where appropriate in order to maintain the status quo while this procedure is being followed:

          (1) the parties shall hold a meeting promptly, attended by persons with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute; provided, however, that no such meeting shall be deemed to vitiate or reduce the obligations and liabilities of the parties hereunder or be deemed a waiver by a party hereto of any remedies to which such party would otherwise be entitled hereunder.

          (2) If, within thirty (30) days after such meeting, the parties have not succeeded in negotiating a resolution of the dispute, they agree to submit the dispute to mediation in Switzerland in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with said Rules.

          (3) This Agreement shall be construed and interpreted in accordance with the laws of Switzerland.


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


          (4) Provided that any further agreements or documents are not inconsistent with the terms and conditions of this Agreement, the parties to this Agreement agree to enter into and execute any and all such further agreements and documents and to do such things as may be necessary or beneficial to carry out the purpose of this Agreement.

          (5) In the event that any of the provisions contained in the Agreement shall be held to be invalid, illegal or unenforceable, this Agreement shall be construed as if such provisions were not contained in this Agreement and the remaining provisions of this Agreement shall continue to be valid and enforceable to the fullest extent permitted by law.

     IN WITNESS WHEREOF, the parties hereto execute this Agreement by duly authorized officers as of the day and year first above written.


STEYR-DAIMLER-PUCH,                       ASHA CORPORATION,

By: /s/ Dr. A. Koch
    /s/ Di. R. Aita                       By: /s/ John C. McCormack
    ------------------------                  -----------------------------
    Dr. A. Koch    Di R. Aita                 John C. McCormack

Members of the Executive Board            Its: President

Date:  April 8, 1997                      Date:  March 31, 1997


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                                  ATTACHMENT A

                                  ASHA GERODISC

                         Patents and Patent Applications

ASHA NO.      TITLE                SERIAL NO.    PATENT NO.       ISSUE DATE
--------      -----                ----------    ----------       ----------

0134PUS     Vehicle Drivetrain    08/016,168     5,310,388         5/10/94
            Coupling

0134PCT     Vehicle Drivetrain    PCT/US93/01098
            Coupling

            (This PCT  application  has proceeded
            into the national and regional phases
            in Australia, Europe, Japan and Korea)

0134PCN     Vehicle Drivetrain    94101564.5
            Coupling              02/09/94

0134PMX     Vehicle Drivetrain    940391
            Coupling              01/11/94

0135PUS     Hydraulic Coupling    08/205,900     5,536,215         7/16/96
            For Vehicle
            Drivetrain

0137PUS     Hydraulic Coupling    08/482,761     5,595,214         1/21/97
            For Vehicle           06/07/95
            Drivetrain

0137PCT     Hydraulic Coupling    PCT/US96/07987
            For Vehicle           05/30/96
            Drivetrain

0138PUS     Vehicle Drivetrain    08/496,250     5,611,746         3/18/97
            Coupling              06/28/95

0138PCT     Vehicle Drivetrain    PCT/US96/07988
            Coupling

0147PUS     Hydraulic Coupling    08/733,362
            For Vehicle           01/17/96
            Drivetrain


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